Exhibit 99.1

CONTACT INFORMATION

Investor Relations
Contact:	Blair A. (Andy) Rieth, Jr., Vice President, Investor Relations
Phone:	312-819-7259
Email:	andy.rieth@hill-rom.com

Media
Contact:	Larry Baumann, Executive Director, Corporate Communications
Phone:	312-819-7248
Email:	larry.baumann@hill-rom.com

HILL-ROM REPORTS IMPROVED FISCAL THIRD QUARTER RESULTS;
UPDATES FULL-YEAR GUIDANCE

•	Third quarter revenue of $398 million declined 6 percent versus prior year
•	Adjusted diluted earnings per share for the third quarter of $0.59 compares to $0.57 in the prior year
•	Reported diluted earnings per share for the third quarter of $0.45 compares to $0.39 per share in the prior year
•	Year-to-date operating cash flow of $134 million compares to $168 million in the prior year
•	Full year adjusted earnings per share are expected to be $2.20 to $2.24

BATESVILLE, Ind., August 7, 2014 – Hill-Rom Holdings, Inc. (NYSE: HRC) announced financial results for its fiscal third quarter ended June 30, 2014 and narrowed its 2014 earnings outlook.  Adjusted earnings per diluted share of $0.59 increased 4 percent from $0.57 in the prior year, while reported earnings per diluted share of $0.45 increased 15 percent from $0.39.  Adjustments to reported earnings and EBITDA are detailed in the reconciliation schedules provided.

Hill-Rom’s quarterly revenue was $398 million, a 6 percent decrease compared to last year on a reported basis and a 7 percent decrease on a constant currency basis.  Domestic revenue was $255 million, down 9 percent, while revenue outside the United States decreased 3 percent on a constant currency basis to $143 million.

Management Comments

“We are pleased to deliver adjusted earnings per share in line with our guidance, as well as expanded adjusted operating margin, despite continued revenue pressure across our portfolio,” said John Greisch, Hill-Rom President and Chief Executive Officer.  “In addition, consistent with our strategic objective of portfolio diversification, we will continue to pursue disciplined business development activity such as the recently completed Trumpf Medical acquisition.”

Third Quarter Financial and Operational Results

-- Revenue:

-- North America.  North America revenue declined 11 percent to $212 million.  Capital revenue decreased 12 percent.  Rental revenue declined 10 percent, or 6 percent excluding the impact of the third party reimbursed home care rental business, which Hill-Rom exited during the quarter.

-- International.  International segment revenue declined 3 percent to $120 million compared with the prior year (down 6 percent on a constant currency basis) with strength in Asia Pacific and Latin America, offset by lower revenue in the Middle East and Europe.  Capital and rental revenue both declined an equivalent amount on a constant currency percentage basis.

-- Surgical/Respiratory Care.  Surgical/Respiratory Care revenue increased 7 percent to $66 million, due to strong results across all businesses.

-- Year to date operating cash flow was $134 million compared to $168 million in the prior year.

-- Year to date adjusted EBITDA was $194 million, compared to $223 million in the prior year.

-- As previously announced, Hill-Rom completed the acquisition of Trumpf Medical on August 1 for approximately $250 million.  The addition of Trumpf Medical’s line of integrated operating room solutions more than doubles Hill-Rom’s surgical portfolio with market leading operating room products.  The acquisition also strengthens the Company’s geographic footprint in high-growth markets, including Asia/Pacific, the Middle East, Eastern Europe, and Latin America.

-- Hill-Rom was recently awarded multi-year contracts across several acute care product categories.  The agreements cover rental and capital products with several of the nation’s leading health systems and group purchasing organizations, including Hospital Corporation of America (HCA) and HealthTrust.

-- During the quarter, Hill-Rom launched the VitalCough® System, its new cough assist product.   The VitalCough System supplements Hill-Rom’s respiratory care portfolio, broadening its range of airway clearance solutions.

Please see the attached schedules for additional information, including condensed financial information, summary balance sheet, cash flow statement and reconciliations of GAAP to adjusted financial measures.

For a more complete review of Hill-Rom’s results, please refer to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

Financial Guidance Summary

Revenue:  For the fourth quarter of fiscal 2014, Hill-Rom expects revenue growth of 6 to 8 percent.  This reflects:
•	currency benefit of approximately 1 percent at current rates; and
•	incremental revenue from the Trumpf Medical acquisition.

For full year fiscal 2014, Hill-Rom expects revenue decline of approximately 2 to 3 percent.  This reflects:
•	currency benefit of approximately 1 percent at current rates; and
•	incremental revenue from the Trumpf Medical acquisition.

Adjusted Earnings per Diluted Share:  The Company’s guidance for fourth quarter adjusted earnings per diluted share is $0.68 to $0.72, which excludes acquisition-related intangible amortization expense.

Guidance for full year adjusted earnings per diluted share is $2.20 to $2.24, which excludes acquisition-related intangible amortization expense.   For comparison, full year 2013 adjusted earnings per diluted share would have been $2.38, excluding acquisition-related intangible amortization expense.

Cash Flow:  Hill-Rom expects cash flow from operations for the full year to be approximately $240 million, excluding cash outflows related to restructuring actions.

Adjusted EBITDA:  Hill-Rom expects adjusted EBITDA for the full year to be approximately $280 million.

Discussion of Adjusted Financial Measures

Hill-Rom Holdings, Inc. routinely provides earnings per share results and guidance on an adjusted basis because the Company’s management believes that the presentation provides useful information to investors.  In addition, we are providing adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) for the same reason.  These measures exclude strategic developments, special charges or other unusual events.  Such items may be highly variable, difficult to predict and of a size that sometimes have substantial impact on the Company's reported operations for a period. Often, prospective quantification of such items is not feasible.

The Company also excludes expenses associated with the amortization of intangible assets associated with prior business acquisitions.  This adjustment is made to allow investors to evaluate and understand operating trends excluding the non-cash impact of acquired intangible amortization on operating income, earnings per share and other measures that have historically included this expense.

Management uses these measures internally for planning, forecasting and evaluating the performance of the business. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.

Reconciliations of GAAP measures to adjusted measures appear in the financial tables of this release.

Conference Call Webcast and Dial-in Information

As previously announced, the Company will host a conference call and webcast today at 8:00 a.m. ET.

Webcast: To join the live webcast with audio, go to http://ir.hill-rom.com/events.cfm or http://www.media-server.com/m/p/ej2r4en2. The webcast slide deck will be posted to the Hill-Rom website prior to the webcast.

Conference Call Audio Only Dial-in information: To join the live conference call, dial 877-304-8969 domestic callers / 631-291-4543 international callers.  The following Confirmation Code is required for both: 68877578. Callers will need to provide their name, company affiliation and telephone number to the conference operator.  A recording of the webcast/call audio will be available for telephone replay through August 14, 2014, domestically at 855-859-2056 and internationally at 404-537-3406. For the replay, callers will need to use confirmation code 68877578. If you are unable to listen to the live webcast or the telephone replay, the webcast will be archived at http://ir.hill-rom.com/events.cfm.

About Hill-Rom Holdings, Inc.

Hill-Rom is a leading global medical technology company with more than 7,000 employees in over 100 countries. We partner with health care providers by focusing on patient care solutions that improve clinical and economic outcomes in five core areas: Advancing Mobility, Wound Care and Prevention, Clinical Workflow, Surgical Safety and Efficiency, and Respiratory Health. Around the world, Hill-Rom's people, products, and programs work towards one mission: Enhancing outcomes for patients and their caregivers.

www.hill-rom.com

Disclosure Regarding Forward Looking Statements

Certain statements herein contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the Company’s future plans, objectives, beliefs, expectations, representations and projections. It is important to note that forward-looking statements are not guarantees of future performance, and the Company’s actual results could differ materially from those set forth in any forward-looking statements. For a more in depth discussion of factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in the Company’s previously filed most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or revise any forward-looking statements.
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Hill-Rom Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Dollars in millions except per share data)

	Quarter Ended June 30		Year To Date Ended June 30

	2014	2013	2014	2013
Net revenue
Capital sales	$302.8	$323.1	$911.9	$965.8
Rental revenue	94.8	101.1	294.4	312.5
Total revenue	397.6	424.2	1,206.3	1,278.3
Cost of revenue
Cost of goods sold	168.2	187.5	508.9	558.1
Rental expenses	42.3	46.6	130.8	142.6
Total cost of revenue	210.5	234.1	639.7	700.7
Gross profit
Capital	134.6	135.6	403.0	407.7
Rental	52.5	54.5	163.6	169.9
Total gross profit	187.1	190.1	566.6	577.6
As a percentage of total revenue	47.1%	44.8%	47.0%	45.2%

Research and development expenses	17.5	16.7	50.3	52.2
Selling and administrative expenses	128.6	136.4	396.7	414.9
Special charges	3.0	0.8	32.4	3.7

Operating profit	38.0	36.2	87.2	106.8

Other income/(expense), net	(1.7)	(2.3)	(6.2)	(7.6)

Income tax expense	10.2	10.5	45.0	29.5

Net income	$26.1	$23.4	$36.0	$69.7

Diluted earnings per share:
Earnings per share	$0.45	$0.39	$0.61	$1.15

Average common shares outstanding - diluted (thousands)	58,160	60,163	58,499	60,578

Dividends per common share	$0.1525	$0.1375	$0.4425	$0.3875

Non-GAAP Financial Disclosures and Reconciliations

While Hill-Rom reports financial results in accordance with U.S. GAAP, this press release includes non-GAAP measures. Hill-Rom uses non-GAAP measures to evaluate and manage its operations and provides the information to assist investors in performing financial analysis that is consistent with financial models developed by research analysts. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.

Hill-Rom Holdings, Inc. and Subsidiaries
Revenue - Constant Currency
(Dollars in millions)

	Quarter Ended June 30
	2014	Foreign Exchange	2014	2013	Constant Currency
	As Reported	Impact	Adjusted	As Reported	Change

Capital sales	$302.8	$3.2	$299.6	$323.1	-7.3%
Rental revenue	94.8	0.6	94.2	101.1	-6.8%
Total	$397.6	$3.8	$393.8	$424.2	-7.2%

North America	$211.6	$(0.7)	$212.3	$238.9	-11.1%
Surgical and Respiratory Care	66.2	0.7	65.5	61.9	5.8%
International	119.8	3.8	116.0	123.4	-6.0%
Total	$397.6	$3.8	$393.8	$424.2	-7.2%

	Year To Date Ended June 30
	2014	Foreign Exchange	2014	2013	Constant Currency
	As Reported	Impact	Adjusted	As Reported	Change

Capital sales	$911.9	$7.3	$904.6	$965.8	-6.3%
Rental revenue	294.4	1.3	293.1	312.5	-6.2%
Total	$1,206.3	$8.6	$1,197.7	$1,278.3	-6.3%

North America	$641.6	$(2.7)	$644.3	$713.3	-9.7%
Surgical and Respiratory Care	195.1	1.2	193.9	182.1	6.5%
International	369.6	10.1	359.5	382.9	-6.1%
Total	$1,206.3	$8.6	$1,197.7	$1,278.3	-6.3%

Hill-Rom Holdings, Inc. and Subsidiaries
Reconciliation: Earnings Per Share
(Dollars in millions except per share data)

	Quarter Ended June 30, 2014			Quarter Ended June 30, 2013
	Income Before Income Taxes	Income Tax Expense	Diluted EPS	Income Before Income Taxes	Income Tax Expense	Diluted EPS

GAAP Earnings	$36.3	$10.2	$0.45	$33.9	$10.5	$0.39
Adjustments:
Acquisition and integration costs	2.8	1.0	0.03	1.2	0.4	0.01
Acquisition-related intangible asset amortization	7.1	2.1	0.08	7.0	2.5	0.08
Field corrective actions	(1.0)	0.2	(0.02)	4.5	1.2	0.06
Employee benefits change	(1.2)	(0.4)	(0.01)	-	-	-
FDA remediation expenses	1.1	0.5	0.01	2.2	0.8	0.02
Special charges	3.0	0.2	0.05	0.8	0.2	0.01
Adjusted Earnings	$48.1	$13.8	$0.59	$49.6	$15.6	$0.57

	Year To Date Ended June 30, 2014			Year To Date Ended June 30, 2013
	Income Before Income Taxes	Income Tax Expense	Diluted EPS	Income Before Income Taxes	Income Tax Expense	Diluted EPS*

GAAP Earnings	$81.0	$45.0	$0.61	$99.2	$29.5	$1.15
Adjustments:
Acquisition and integration costs	6.4	2.2	0.07	6.9	2.3	0.08
Acquisition-related intangible asset amortization	20.9	6.3	0.25	20.9	7.1	0.23
Field corrective actions	(1.7)	(0.6)	(0.02)	12.2	4.0	0.14
Employee benefits change	(13.4)	(5.1)	(0.14)	-	-	-
FDA remediation expenses	2.8	1.1	0.03	4.1	1.5	0.04
Litigation charge	-	-	-	0.5	0.5	-
Special charges	32.4	10.5	0.37	3.7	1.2	0.04
Foreign valuation allowance	-	(19.6)	0.34	-	-	-
Adjusted Earnings	$128.4	$39.8	$1.51	$147.5	$46.1	$1.67

* Does not add due to rounding.

	Reconciliation: Adjusted EBITDA
	(Dollars in millions)

	Quarter Ended June 30		Year To Date Ended June 30
	2014	2013	2014	2013

Adjusted income before income taxes	$48.1	$49.6	$128.4	$147.5
Add back:
Other expense	1.7	2.3	6.2	7.6
Depreciation and amortization	18.5	21.6	59.1	67.9
Adjusted EBITDA	$68.3	$73.5	$193.7	$223.0

Hill-Rom Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in millions)

	June 30, 2014	September 30, 2013
Assets
Current Assets
Cash and cash equivalents	$111.9	$127.4
Trade accounts receivable, net of allowances	331.8	361.8
Inventories, net	122.1	118.3
Other current assets	72.9	80.5
Total current assets	638.7	688.0

Property, plant and equipment, net	218.4	234.3
Goodwill	353.0	342.8
Other assets	276.8	321.7

Total Assets	$1,486.9	$1,586.8

Liabilities
Current Liabilities
Trade accounts payable	$71.7	$80.8
Short-term borrowings	80.0	81.2
Other current liabilities	157.5	183.4
Total current liabilities	309.2	345.4

Long-term debt	214.8	225.8
Other long-term liabilities	132.3	156.9

Total Liabilities	656.3	728.1

Shareholders' Equity	830.6	858.7

Total Liabilities and Shareholders' Equity	$1,486.9	$1,586.8

Hill-Rom Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Dollars in millions)

	Year to Date Ended June 30

	2014	2013
Operating Activities
Net income	$36.0	$69.7
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation	49.5	54.1
Amortization	9.6	13.8
Acquisition-related intangible asset amortization	20.9	20.9
Provision for deferred income taxes	4.6	(15.9)
Loss on disposal of property, equipment leased to others,
intangible assets and impairments	7.3	0.4
Stock compensation	13.2	11.3
Excess tax benefits from employee stock plans	0.5	(0.4)
Change in working capital excluding cash, current investments, current debt, acquisitions and dispositions:
Trade accounts receivable	29.8	31.4
Inventories	(1.2)	3.9
Other current assets	(4.2)	(2.4)
Trade accounts payable	(9.4)	(15.1)
Accrued expenses and other liabilities	(23.1)	(1.9)
Other, net	0.7	(2.1)
Net cash provided by operating activities	134.2	167.7

Investing Activities
Capital expenditures and purchases of intangible assets	(44.4)	(49.7)
Proceeds on sale of property and equipment leased to others	1.8	5.3
Payment for acquisition of businesses, net of cash acquired	(15.5)	(3.0)
Refund on acquisition of businesses	4.6	2.8
Other	3.2	-
Net cash used in investing activities	(50.3)	(44.6)

Financing Activities
Net change in short-term debt	(0.2)	(0.1)
Borrowings on revolving credit facility	35.0	-
Payments on revolving credit facility	(40.0)	(20.0)
Proceeds from long-term debt	0.6	-
Payment of long-term debt	(7.6)	(8.0)
Purchase of noncontrolling interest	(1.3)	(1.3)
Payment of cash dividends	(25.4)	(23.1)
Proceeds on exercise of stock options	10.2	6.0
Proceeds from stock issuance	1.8	2.1
Excess tax benefits from employee stock plans	(0.5)	0.4
Treasury stock acquired	(71.6)	(69.9)
Net cash used in financing activities	(99.0)	(113.9)

Effect of exchange rate changes on cash	(0.4)	(2.2)

Net Cash Flows	(15.5)	7.0

Cash and Cash Equivalents:
At beginning of period	127.4	84.3
At end of period	$111.9	$91.3